Exhibit 31.1

ARTICLES OF INCORPORATION

OF

PINEL BAY CORPORATION

KNOW ALL MEN BY THESE PRESENTS:
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That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the SECRETARY OF STATE of the State of Colorado these ARTICLES OF INCORPORATION.

ARTICLE I

NAME

The name of the corporation shall be Pinel Bay Corporation.

ARTICLE II

PRINCIPAL OFFICE

The office of the corporation’s initial principal office in this state is 615 North Main, Suite 678, Longmont, CO 80501.

ARTICLE III

PERIOD OF DURATION

This corporation shall exist perpetually unless dissolved

ARTICLE IV

PURPOSE

The purpose for which this corporation is organized is to transact any lawful business of businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

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ARTICLE V

CAPITAL

The aggregate number of shares which this corporation shall have the authority to issue is 50,000,000 shares, a par value which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonaccessable. The corporation may also issue 5,000,000 shares of preferred stock without a par value. The preferred stock of the corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares in a series shall be alike. Each series may vary in the following respects: (1) the rate of the dividend; (2) the price at the terms and conditions on which shares shall e redeemed; (3) the amount payable upon shares in the event of involuntary liquidations; (5) sinking fund provisions for the redemption of shares; (6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (7) voting powers.

ARTICLE VI

PREEMTIVE RIGHTS

A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE VII

CUMULATIVE VOTING

The shareholder shall not be entitled to cumulative voting.

ARTICLE VIII

SHARE TRANSFER RESTRICTIONS

The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors hereby authorized

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on behalf of the corporation to exercise the corporation’s right to so impose such restrictions.

ARTICLE IX

REGISTERED OFFICE AND AGENT

The initial registered office of the corporation shall be at 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203, and the name of the initial registered agent at such address if Roger V. Davidson. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE X

INITIAL Board of Directors

The initial Board of Directors of the corporation shall consist of one (1) director, and the names(s) and address(es) of the person(s) who shall serve as director(s) until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

James B. Wiegand
615 North Main Street
Suite 628
Longmont, CO 89501

The number of directors shall be fixed in accordance with the bylaws.

ARTICLE XI

INDEMNIFICATION

1. The Corporation shall indemnify its directors, officers, employees, fiduciaries, and agents to the full extent permitted by Colorado law.

2. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to t person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

3. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is

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or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provision of this Article.

4. To the fullest extent provided in said Colorado Business Corporation Act, the officers, directors, fiduciaries, and agents of the Company shall not be liable to the Corporation on its Shareholders for monetary damages.

ARTICLE XII

TRANSACTIONS WITH INTERESTED DIRECTORS

No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers are financially interested shall be either void or voidable at the solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) The fact of such relationship or interest is disclosed or knows to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consents; or

(C) The contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

The officers, directors and other members of management of the Corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation’s Board of Directors as evidenced by resolutions appearing in the Corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed

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promptly to this Corporation and made available to it. The Board of Directors may reject any biasness opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officer, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the tie that such area of interest is designated by the Corporation. The provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which may have to this Corporation.

Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director’s loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) any other act expressly prescribed or for which directors are otherwise liable under the Colorado Business Corporation Act. If the Colorado Business Corporation Act is subsequently amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the Colorado Business Corporation Act or other Colorado law, as so amended. Any repeal or modification of this paragraph (section) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIII

VOTING OF SHAREHOLDERS

With respect to any general action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of a quorum present at a duly present at a duly called meeting or of any class or series shall be required unless a greater number is required by statute, these Articles as amended, rule or regulation to which the Corporation is subject. In no case shall the required vote exceed a majority of the outstanding shares entitled to vote thereon.

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ARTICLE XIV

The name and address of the Incorporator is as follows:

Roger V. Davidson
1700 Lincoln Street
Suite 1800
Denver, Colorado 80203

IN WITNESS WHEREOF, the above-named incorporator signed these Articles of Incorporation on October 25, 1996.

/s/ Roger V. Davidson
Roger V. Davidson

CONSENT OF REGISTERED AGENT

I hereby consent to my appointment as Initial Registered Agent of the Corporation in the foregoing Articles of Incorporation.

/s/ Roger V. Davidson
Roger V. Davidson
Registered Agent